POWER OF ATTORNEY

WHEREAS, LoCorr Investment Trust, an Ohio business trust (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Andrew Davalla, JoAnn Strasser, Philip Sineneng and Michael Wible as attorneys for her and in her name, place and stead, and in her capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 20th day of August, 2024.

/s/ Cathleen Tobin
Cathleen Tobin
Trustee

STATE OF Minnesota	)
) ss:
COUNTY OF Sherburne	)

Sworn and subscribed to before me this 20th
day of August, 2024

/s/ Jacqualine M. Boie
Notary Public
My commission expires: January 31, 2029

[SEAL]